UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2014

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Report on Form 8-K/A amends the Current Report on Form 8-K filed by the registrant on September 11, 2014 to correct information contained in Item 5.02 related to the compensation of Thomas J. Felmer and Aaron J. Pearce, which is restated in its entirety.

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On September 11, 2014, Brady Corporation (the "Company") issued a press release announcing its fiscal 2014 fourth quarter financial results. A copy of the press release announcing the fourth quarter financial results is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 2.06	MATERIAL IMPAIRMENTS

On September 9, 2014, the Company concluded that under generally accepted accounting principles a material charge of approximately $149 million for impairment of goodwill and other long-lived assets primarily within its PeopleID reporting unit will be recorded in the Company's fourth fiscal quarter ended July 31, 2014. This non-cash impairment charge does not impact the Company's future cash flow, liquidity, or compliance with its debt covenants in various agreements.

The PeopleID reporting unit is primarily comprised of the Company’s December 2012 acquisition of Precision Dynamics Corporation (“PDC”), which sells identification products into the healthcare industry. Organic sales within the PDC business declined in the low single digit percentages from fiscal 2013 to fiscal 2014. This was primarily due to a contraction in the overall healthcare industry, as the Company believes there was a decline of approximately 2% in hospital admission rates during fiscal 2014. Sales and profit growth may not materialize as expected within the PDC business given slower than anticipated industry growth and fewer sales synergies than originally planned.

As a result, management is implementing a modified strategy within the PDC business to focus on the full continuum of care within the healthcare industry. Although management believes the modified strategy will improve organic sales and profitability of the PeopleID reporting unit in future years, there is risk associated with any strategy. As such, the Company’s annual goodwill impairment test performed as of May 1, 2014, incorporated revised assumptions for the PeopleID reporting unit and resulted in an impairment of approximately $100 million in goodwill and approximately $49 million in other intangible assets during the three months ended July 31, 2014.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 10, 2014, the Board of Directors of Brady Corporation (the “Company”) appointed Thomas J. Felmer to serve as the Company’s Senior Vice President and President - Workplace Safety, effective immediately. Biographical and compensatory information regarding Mr. Felmer may be found in the Company’s previous filings with the Securities and Exchange Commission (“SEC”). As a result of this appointment, Mr. Felmer's bonus opportunity will be set at 80% of his base salary for fiscal 2015.

With Mr. Felmer’s appointment as President - Workplace Safety, the Board of Directors appointed Aaron J. Pearce to serve as Senior Vice President and Chief Financial Officer of the Company, effective immediately.

Aaron Pearce, age 43, joined the Company in 2004 as Director of Internal Audit. From 2006 to 2008, he served as Finance Director for the Company’s Asia Pacific Region, and from 2008 to 2010, served as Global Tax Director. In January 2010, Mr. Pearce was appointed Vice President, Treasurer and Director of Investor Relations, and in April 2013, was named Vice President - Finance, with responsibility for finance support to the Company’s Workplace Safety and ID Solutions businesses, financial planning and analysis, and investor relations. Prior to joining the Company, Mr. Pearce was an auditor with Deloitte & Touche LLP from 1994 to 2004.

There are no arrangements or understandings between Mr. Pearce and any other persons pursuant to which he was selected as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Pearce will receive an annual base salary of $300,000, with eligibility for an annual bonus at 60% of base salary, and participates in the Company's equity incentive and other benefit plans on a basis similar to other executive officers.

The appointments of Messrs. Felmer and Pearce were described in a press release issued by the Company in connection with its fiscal 2014 fourth quarter financial results disclosed in Item 2.02 hereto, which is furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 8.01	OTHER EVENTS

Director Compensation

On September 10, 2014, the Company's Board of Directors approved an annual stock-based compensation award of 4,250 time-based stock options and 1,450 shares of unrestricted stock for each non-management Director effective September 25, 2014.

Increase in Annual Dividend

On September 10, 2014, the Company announced that its Board of Directors had increased the annual cash dividend on its Class A Common Stock from $0.78 to $0.80 per share. A quarterly dividend in the amount of $0.20 per share will be paid on October 31, 2014, to shareholders of record as of the close of business on October 10, 2014. A copy of the press release regarding the dividend is attached hereto as Exhibit 99.2 and is incorporated herein by reference

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit
99.1	Press Release of Brady Corporation, dated September 11, 2014, relating to fourth quarter fiscal 2014 financial results.
99.2	Press Release of Brady Corporation, dated September 10, 2014, relating to increase in quarterly dividend.
99.3	Informational slides provided by Brady Corporation, dated September 11, 2014, relating to fourth quarter fiscal 2014 financial results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: September 11, 2014	/s/ AARON J. PEARCE
Aaron J. Pearce
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of Brady Corporation, dated September 11, 2014, relating to fourth quarter fiscal 2014 financial results.
99.2	Press Release of Brady Corporation, dated September 10, 2014, relating to increase in quarterly dividend.
99.3	Informational slides provided by Brady Corporation, dated September 11, 2014, relating to fourth quarter fiscal 2014 financial results.